Exhibit 10.5

UNCOMMITTED TRADE RECEIVABLES PURCHASE AGREEMENT
THIS UNCOMMITTED TRADE RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is made as of February 17, 2022, by and between Twin Eagle Resource Management, LLC, a company organized under the laws of Delaware, (hereinafter referred to as the “Seller”) and MUFG Bank, Ltd. a Japanese banking corporation (hereinafter referred to as the “Purchaser”).
WITNESSETH
WHEREAS Seller has entered or will from time to time in the regular course of its business enter into certain sale and purchase agreements with buyers (herein “Buyers”) whereby Seller will sell Goods (as defined below) to Buyers and as a consequence Seller is or will be the owner of trade accounts receivable arising from such sale of Goods to the Buyers; and
WHEREAS Seller desires from time to time to offer to sell, and Purchaser desires from time to time to purchase, on an uncommitted and discretionary basis, and upon the terms and conditions of this Agreement, certain of such trade accounts receivable owing by the Buyers to the Seller.
NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, it is agreed as follows:
1.Definitions.
For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent, the following terms shall have the meanings set forth below:
“Adjusted Applicable Rate” shall mean the MUFG Cost of Funds Rate plus 2.0%. Interest will be calculated on a basis of actual number of days elapsed (including the first but excluding the last day) and a year of 360 days.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and in each case the rules and regulations promulgated thereunder, and all other laws, rules, and regulations of any jurisdiction applicable to Seller or any of its Subsidiaries concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means the Patriot Act, the Money Laundering Control Act of 1986, the Bank Secrecy Act, and in each case the rules and regulations promulgated thereunder, and corresponding laws of the jurisdictions in which Seller or any of its Subsidiaries operates or in which the proceeds of any Purchased Receivables under this Agreement will be used.
“Applicable Margin Rate” shall mean in connection with the calculation of the Commitment Fee or the Discount Rate, the rate per annum set forth by Purchaser in the applicable approval of a Transaction Request. The Applicable Margin Rate shall be determined by Purchaser in its sole discretion.

“Assignment Agreement” shall mean an assignment from the Seller to the Purchaser substantially in the form of Exhibit D hereto.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“Business Day” shall mean a day on which the Purchaser’s branch in New York, New York is open for business, on which commercial banks in the Seller’s Primary Place of Business are open for business.
“Buyers” shall have the meaning set forth in the recitals to this Agreement.
“Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership of Seller as required by the Beneficial Ownership Rule.
“Commitment Date” shall mean the date set forth in the Commitment Request for a Non-Discount Purchase for the commitment of the Purchaser to purchase a trade account receivable.
“Commitment Fee” shall mean the fee for Purchaser's acceptance of a Commitment Request for a Non-Discount Purchase determined by (a) calculating the product of (i) the applicable Invoice Amount multiplied by (ii) the Applicable Margin Rate converted to a decimal multiplied by (iii) the number of calendar days commencing on the Commitment Date and ending on the Final Permitted Demand Date and (b) dividing said product by 360.
“Commitment Request” shall mean, for any Non-Discount Purchase, a request substantially in the form of Exhibit B that sets forth the terms and conditions proposed by the Seller to the Purchaser for the sale of the trade account receivable described therein as well as the terms on which the Purchaser is prepared to purchase such trade account receivable.
“Committed Trade Receivable” shall mean each trade account receivable that is accepted by the Purchaser as a Non-Discount Purchase pursuant to a Commitment Request for which the applicable Commitment Fee is paid in full.
“Contract” shall mean each contract between Seller and an Buyer in connection with the sale of Goods that gives rise to any trade account receivable designated in a Transaction Request.
“Credit Insurance Policy” means a credit insurance policy executed by the Credit Insurance Provider from time to time during the term of this Agreement in form and substance acceptable to the Purchaser (as amended, restated, supplemented or otherwise modified from time to time).
“Credit Insurance Premium” means, with respect to a Credit Insurance Policy, a premium amount to be paid by Seller mutually agreed to in writing between Purchaser and Seller.
“Credit Insurance Provider” means , as applicable, a credit insurance provider approved by Purchaser that provides a Credit Insurance Policy pursuant to the terms and conditions hereunder.
“Dilution” means, with respect to any trade account receivable, any discount, adjustment, deduction, or reduction that would have the effect of reducing the amount of part or all of such trade account receivable.

“Discount” shall mean for each trade account receivable that is the subject of a Discount Purchase, a Dollar amount equal to (i) the applicable Invoice Amount, (ii) multiplied by the Discount Rate converted to a decimal, (iii) multiplied by the number of calendar days in the Discount Period, and (iv) divided by 360.
“Discount Index Rate” shall mean, for each Discount Period, the rate per annum determined by Purchaser in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be MUFG Cost of Funds Rate for such Discount Period.
“Discount Period” shall mean, for each trade account receivable that is the subject of a Discount Purchase, a period commencing on the applicable Purchase Date of such trade account receivable and ending on its Due Date.
“Discount Purchase” shall mean the purchase of a trade account receivable by the Purchaser in accordance with Section 2(a) hereof.
“Discount Rate” shall mean, in connection with a Purchase Request for a Discount Purchase, the Discount Index Rate plus the Applicable Margin Rate. Each determination by the Purchaser of the Discount Rate shall be conclusive and binding, absent manifest error.
“Due Date” shall mean, with respect to any trade account receivables referred to herein, the date such trade account receivable is due and payable under the original terms agreed between the Seller and the Buyer (or such other date to the extent such maturity date is modified prior to its Transaction Request Date).
“Final Payment Date” shall mean the first (1st) Business Day after receipt of the Purchase Demand for the applicable Committed Trade Receivable.
“Final Permitted Demand Date” shall mean the twentieth (20th) Business Day after the Due Date applicable to the relevant trade account receivable purchased under a Non-Discount Purchase. “Goods” shall mean natural gas and related products sold by Seller to a Buyer.
“Invoice Amount” shall mean, with respect to a trade account receivable that Seller offers to sell to Purchaser under such Transaction Request, the Dollar amount designated by the Seller in such Transaction Request, such Dollar amount corresponding to the amount payable by the applicable Buyer under the applicable invoice, net of any Taxes and any Dilutions.
“Limited Recourse Amount” means:
(a)with respect to each Discounted Receivable, the sum of (i) the applicable Invoice Amount of such receivable multiplied by the limited recourse percentage specified in the applicable Accepted Purchase Request with respect thereto plus (ii) any non-payment of such receivable by the Credit Insurance Provider of any bona fide claims under the Credit Insurance Policy with respect thereto as a result of (A) a default of Seller hereunder, including inaccurate reporting hereunder and/or under the Credit Insurance Policy or (B) any failure of Seller to use commercially reasonable efforts to assist the Purchaser in filing claims in a timely manner under the Credit Insurance Policy with respect thereto plus (iii) any other portion of such receivable not otherwise covered under such Credit Insurance Policy including as a result of policy limits or other policy terms; and

(b)with respect to each Non-Discounted Receivable, the applicable Invoice Amount of such receivable multiplied by the limited recourse percentage specified in the applicable accepted Commitment Request with respect thereto.
“Limited Recourse Receivable” means a Purchased Receivable, whether or not covered by a Credit Insurance Policy, the payment of which the Seller agrees to remain responsible for, up to the Limited Recourse Amount, in accordance with Section 2(h).
“Losses” shall have the meaning set forth in Section 9(a).
“Material Adverse Effect” shall mean a material adverse effect on (i) the performance, business, operations, condition (financial or otherwise) or properties of the Seller, taken as a whole, (ii) the ability of the Seller, taken as a whole, to perform its payment obligations under the Purchase Documents, or (iii) the validity or enforceability of any of the Purchase Documents against the Seller.
“MUFG Cost of Funds Rate” shall mean the rate per annum quoted from time to time as such by the Purchaser, which rate shall be determined and calculated by the Purchaser in its sole discretion, taking into account factors including, but not limited to, the Purchaser’s external and internal funding costs and prevailing interbank market rates and conditions.
“Non-Discount Purchase” shall mean the purchase of a trade account receivable by the Purchaser on a date subsequent to the relevant Due Date of such trade account receivable.
“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“Patriot Act” shall mean the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental or administrative authority or other entity of whatever nature.
“Purchase Date” shall mean the date on which the Purchaser purchases each trade account receivable that is the subject of a Transaction Request which, in the case of a Discount Purchase, shall be set forth in the relevant accepted Purchase Request (as defined further below) (or if in accordance with an increase of investment pursuant to Section 2(g)(B) herein, the date Purchaser pays for such trade account receivable) and, in the case of a Non-Discount Purchase, shall be set forth in the Purchase Demand.
“Purchase Demand” shall mean a demand by the Seller for the Purchaser to purchase a Committed Trade Receivable substantially in the form of Exhibit C hereto.

“Purchase Documents” shall mean (i) Request Documents previously delivered (as applicable), (ii) a photocopy of the Contract (as applicable), (iii) a photocopy of the original bill of lading in relation to the subject trade account receivable, or if a bill of lading is not available , an inspection report in relation to the subject trade account receivable, or if an inspection report is not available, a photocopy of a letter of indemnity in relation to the subject trade account receivable (as applicable), and (iv) a photocopy of Seller's invoice to the Buyer under the Contract for the subject trade account receivable (as applicable), (v) a photocopy of an executed Assignment Agreement (as applicable), (vi) a Purchase Demand or Purchase Request, as applicable, and (vii) any additional documents as may reasonably be required by Purchaser to effectuate the purposes hereof.
“Purchased Receivables” shall mean the trade accounts receivable that Seller has sold and assigned to Purchaser from time to time pursuant to this Agreement.
“Purchase Price” shall mean (i) for any Discount Purchase, an amount equal to the Invoice Amount less the Discount, as set forth in the relevant Purchase Request or (ii) for any Non-Discount Purchase, an amount equal to the Invoice Amount, with each determination by the Purchaser of the Purchase Price being conclusive and binding absent manifest error.
“Purchase Request” shall mean, for any Discount Purchase, a request substantially in the form of Exhibit A that sets forth the terms and conditions proposed by the Seller to the Purchaser for the sale of the trade accounts receivable described therein as well as the terms on which the Purchaser is prepared to purchase such trade accounts receivable.
“Receivable Related Rights” shall mean all rights (but not obligations) with respect to each Purchased Receivable, including, without limitation, rights under the related Contract, all documents, books and records of whatever kind of nature relating to the Purchased Receivable , instruments, goods, and any property subject to security interests or liens, guaranties, letters of credit, bankers’ acceptances and any other arrangement securing or supporting payment of the Purchased Receivable (including all rights or liens of an unpaid vendor, or secured party, whether arising in contract, in law or under statute), all commercial tort or other claims, all insurance policies relating to the Purchased Receivable, any collections or other funds hereafter received under or in connection with the Purchased Receivable, and any proceeds of any of the foregoing.
“Request Documents” with regard to each Transaction Request (i) a photocopy of the applicable Contract (as applicable); and (ii) a photocopy of a pro forma invoice and notice of readiness (as applicable), for the subject trade account receivable.
“Sanctioned Country” means a country or territory that is or whose government is subject to a sanctions program that broadly prohibits dealings with that country, territory or government.
“Sanctioned Person” means, at any time, any Person (a) that is listed on the Specially Designated Nationals and Blocked Persons list or the Consolidated Sanctions list maintained by OFAC, or any similar list maintained by OFAC, the U.S. Department of State, the European Union, any European Union member state or the United Nations Security Council; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country or (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions Laws.
“Sanctions Laws” means the laws, rules, regulations and executive orders promulgated or administered to implement economic sanctions or anti-terrorism programs by (a) any U.S. governmental or administrative authority (including, without limitation, OFAC), including

Executive Order 13224, the Patriot Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act and the laws, regulations, rules and/or executive orders relating to restrictive measures against Iran; (b) the European Union in pursuit of the Common Foreign and Security Policy objectives set out in the Treaty on European Union; (c) the United Nations Security Council or any other legislative body of the United Nations; and (d) any jurisdiction in which Seller or any of its Subsidiaries operates or in which the proceeds of any Purchased Receivables under this Agreement will be used.
“Seller Event of Default” shall have the meaning set forth in Section 8(a).
“Seller Recourse Amount” has the meaning set forth in Section 2(h)(i).

“Seller’s Primary Place of Business” shall mean the Seller’s address set forth in Section 10(d).
“Specified Event of Default” shall mean a Seller Event of Default (i) under Section 8(a)(ii) if any representation or warranty made pursuant to Section 5(e) of this Agreement was materially false, incorrect or incomplete when made or (ii) under Section 8(a)(i) if Seller failed to observe or perform any covenant, agreement or obligation to be observed or performed by it pursuant to Section 2(g)(C) or Section 6(e) of this Agreement.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Taxes” shall have the meaning set forth in Section 10(h).
“Termination Date” shall mean the effective date of expiration or earlier termination of this Agreement in accordance with Section 10(a).
“Top-up Insurance Premium” means, with respect to a Credit Insurance Policy, a premium amount to be paid by Seller mutually agreed to in writing between Purchaser and Seller.
“Transaction Request Date” shall mean, as to each trade account receivable listed in a Transaction Request, the date of such Transaction Request.
“Transaction Requests” shall mean the Purchase Requests and Commitment Requests.

2.Sale and Purchase of Trade Receivables.
Seller may offer to sell and assign to Purchaser, and Purchaser may, in its sole discretion, agree to purchase from Seller, from time to time prior to the Termination Date, on the terms and conditions hereof, trade accounts receivable owing by Buyers to the Seller, on the terms and conditions set forth below:
(a)Discount Purchase.
(i)On any Business Day prior to the Termination Date, Seller may at its option offer to sell to Purchaser trade accounts receivable owing by Buyers to Seller by delivering to the Purchaser one or more Purchase Requests for a Discount Purchase together with the related Purchase Documents.
(ii)Upon receipt of the Purchase Request for a Discount Purchase and the Purchase Documents, the Purchaser shall endeavor to respond to each such Purchase Request as soon as reasonably practicable after its receipt of such Purchase Request but shall not be obligated to do so. If the Purchaser determines to accept the offer in a Purchase Request for a Discount Purchase, then the Purchaser shall indicate its acceptance of the Purchase Request by providing the terms and conditions of such purchase, executing the reverse side of the Purchase Request and delivering it to Seller (an “accepted Purchase Request”). If the Purchaser does not accept a Purchase Request for a Discount Purchase within two (2) Business Days of its receipt of a Purchase Request, then the offer to sell the trade account receivable described in the subject Purchase Request shall be deemed to have been declined by the Purchaser.
(iii)Following the receipt of an accepted Purchase Request, Seller shall deliver to the Purchaser evidence of the satisfaction of the conditions set forth in Section 7 hereof at least two (2) Business Days prior to the Purchase Date (or such later date prior to 10:00 a.m. EST on the Purchase Date that Purchaser in its sole discretion may permit). If all such evidence is not received by the Purchaser on or before such third Business Day prior to the Purchase Date (or such later date prior to 10:00 a.m. EST on the Purchase Date that Purchaser in its sole discretion may permit), then such accepted Purchase Request may be cancelled and deemed void by Purchaser.
(iv)Upon timely satisfaction of the conditions set forth in Section 7 hereof, the Purchaser shall pay the Purchase Price to the Seller on the Purchase Date, at which point the relevant trade account receivable (and the Receivable Related Rights) shall be owned by the Purchaser and constitute a Purchased Receivable under this Agreement.
(b)Non-Discount Purchase.
(i)On any Business Day prior to the Termination Date, Seller may at its option offer to sell to Purchaser trade accounts receivable owing by Buyers to Seller by delivering to the Purchaser one or more Commitment Requests for a Non-Discount Purchase together with the applicable Request Documents.

(ii)Upon receipt of the Commitment Request for a Non-Discount Purchase and the Request Documents, the Purchaser shall endeavor to respond to such Commitment Request as soon as reasonably practicable after its receipt of such Commitment Request but shall not be obligated to do so. If the Purchaser determines to accept the offer in a Commitment Request for a Non-Discount Purchase, then the Purchaser shall indicate its acceptance of the Commitment Request by executing the Commitment Request and delivering same to Seller. If the Purchaser does not so accept a Commitment Request for a Non-Discount Purchase within five (5) Business Days of its receipt of a Commitment Request, then the request for Purchaser to commit to purchase the trade account receivable shall be deemed to have been declined by the Purchaser.
(iii)Seller shall remit the Commitment Fee to Purchaser within two (2) days from the Due Date of the trade receivable such accepted Commitment Request refers to. Subject to the receipt of the Commitment Fee, the Purchaser shall be bound to purchase the subject trade account receivable if the Seller wishes to proceed with a sale after the applicable Due Date. If the Seller wishes to proceed with the sale after the Due Date of a Committed Trade Receivable, then the Seller shall deliver to the Purchaser after the Due Date but on or before the Final Permitted Demand Date a Purchase Demand together with the Purchase Documents for the Committed Trade Receivable. Once made, a Purchase Demand is irrevocable. Provided that each of the Purchase Documents are in proper form and are executed and timely received by the Purchaser and the conditions set forth in Section 7 hereof are satisfied, Purchaser shall execute and deliver (electronically or otherwise) to Seller the Assignment Agreement and pay the Purchase Price to Seller on (or, at Purchaser's sole discretion, before) the Final Payment Date at which point the Committed Trade Receivable (and the Receivable Related Rights) shall be owned by the Purchaser and constitute a Purchased Receivable under this Agreement. The Commitment Fee is deemed fully earned when paid and is not refundable for any reason whatsoever regardless of whether the Committed Trade Receivable is not purchased due to certain events, including but not limited to, the following: (i) it is paid by a Buyer prior to purchase by the Purchaser, (ii) the conditions precedent set forth in Section 7 are not timely satisfied or (iii) Seller does not proceed with the sale on the Purchase Date for any reason whatsoever.
(c)Non-Recourse. Each purchase and sale of trade accounts receivable made under this Agreement is without recourse to the Seller except as set forth in Sections 2(h), 8(d) and 9 of this Agreement (and the other indemnity and expense reimbursement provisions expressly contained herein), and the Purchaser shall assume the full benefits of and all risks of ownership associated with any Purchased Receivables, as provided under Section 2(f) hereof. Except for the Seller Recourse Amount defined in Section 2(h), the Seller shall have no liability to Purchaser for any failure of Buyer to pay any Purchased Receivable when due and payable.

(d)Conditions. Notwithstanding anything herein to the contrary, in addition to the conditions set forth in this Section 2, the obligation of Purchaser to acquire any trade account receivable is subject to the satisfaction of the conditions set forth in Section 7 of this Agreement.

(e)Interest. Each sale of a trade account receivable shall include all interest payable by the applicable Buyer in connection with such Purchased Receivable that accrues on and after the applicable Purchase Date and shall include any interest payable by such Buyer in connection with such Purchased Receivable that accrues prior to the applicable Purchase Date to the extent such interest was included in the calculation of the Purchase Price.
(f)True Sale; Recharacterization. The Seller and the Purchaser intend the purchases under this Agreement to be true sales by the Seller to the Purchaser. Neither party intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller. It is understood and agreed by the Seller and Purchaser that if the sale hereunder of trade accounts receivable are characterized by a court of competent jurisdiction as loans, then this Agreement constitutes a security agreement under the Uniform Commercial Code in effect from time to time in the State of New York (the “UCC”) as security for such loans. The Seller hereby grants the Purchaser a security interest in any and all of the Seller's right, title and interest in, to and under the Purchased Receivables, the Receivable Related Rights (including, without limitation, the Contracts), this Agreement and all proceeds of any thereof, to secure the timely payment and performance by the Seller of all amounts owing to the Purchaser under this Agreement, accepted Purchase Requests and Assignment Agreements. In addition to the rights and remedies which Purchaser may have under this Agreement, Purchaser shall have all the rights and remedies provided to a secured party under the UCC and applicable law, which rights and remedies shall be cumulative. Purchaser is authorized to file financing statement and continuation statements thereto with regard to Purchased Receivables, the Receivable Related Rights and this Agreement, naming the Seller as “debtor” and to make such filings in the Seller’s jurisdiction of organization.
(g)Pro forma and Final Invoices.
For any Discount Purchase:
(A)If (i) the Purchase Price related to any trade account receivable was paid against a pro forma or provisional Invoice (“Provisional Invoice”) which was superseded by a final Invoice (“Final Invoice”) and (ii) (x) the aggregate Invoice Amount calculate d with respect to the Final Invoice is less than the aggregate Invoice Amount calculated with respect to the Provisional Invoice or (y) the Due Date set forth in the Final Invoice is later than the Due Date set forth in the Provisional Invoice, then, upon the request of the Purchaser, the Seller shall, immediately upon issuance of the Final Invoice, pay the Purchaser an amount equal to (A) the Purchase Price that the Purchaser paid the Seller with respect to such trade account receivable based on the aggregate Invoice Amount calculate d with respect to the Provisional Invoice and the Due Date minus (B) the Purchase Price that would have been paid on the applicable Purchase Date using the aggregate Invoice Amount calculated with respect to the Final Invoice and the Due Date for the trade account receivable specified on the Final Invoice. Upon the payment by the Seller of any amounts under this clause (A) with respect to any trade account receivable, the Invoice Amount for such trade account receivable shall be automatically decreased to the Invoice Amount calculated with respect to such Final Invoice.
(B)If (i) the Purchase Price related to any trade account receivable was paid against a Provisional Invoice which was superseded by a Final Invoice and (ii) (x) the aggregate Invoice Amount calculated with respect to the Final Invoice is more than the aggregate Invoice Amount calculated with respect to the Provisional Invoice or (y) the Due Date set forth in the Provisional Invoice is later than the Due Date forth in the Final Invoice, then, the Purchaser may, as mutually agreed with Seller, to increase its investment in such trade account receivable by paying to the Seller on a date agreed upon by the Seller and the Purchaser an amount up to (A) the Purchase Price that would have been paid on the applicable Purchase Date using the aggregate Invoice Amount calculated with respect to the Final Invoice and the Due Date for the trade account receivable set forth in the Final Invoice minus (B) the Purchase Price that the Purchaser paid the Seller with respect to such trade account receivable based on the aggregate Invoice Amount calculated with respect to the Provisional Invoice and the Due Date specified on the Provisional Invoice; provide d, that any such amounts due to the Seller pursuant to this provision shall be satisfied and discharged by netting the aggregate amount payable by the Purchaser against any collections or other funds received under or in connection with such trade account receivable that the Seller is obligated to transfer to the Purchaser on such settlement date. Upon the payment by the Purchaser of any amounts under this clause (B), the Invoice Amount for such trade account receivable shall be automatically increased to the Invoice Amount calculated with respect to such Final Invoice.
(C)Seller shall have the Final Invoices issued and billed the earlier of (x) 60 days from the Purchase Date or (y) the Due Date, in each case, of the respective Purchased Receivable.
(E) Seller irrevocably agrees hereby not to offer, sell, trade or assign to any third party any part of trade account receivables which the Provisional Invoice was superseded by a Final Invoice and which the Purchaser has decided not to increase its investment in pursuant to the terms and conditions of clause (B) above.
(h)Limited Recourse
(i)Notwithstanding any rights and remedies of the Purchaser under Section 8(d) hereof, Seller hereby agrees to indemnify and pay the Purchaser for any outstanding unpaid amount of each Limited Recourse Receivable, up to the Limited Recourse Amount; provided, however, in no event shall the Limited Recourse Amount for any Limited Recourse Receivable exceed the unpaid amount of such Limited Recourse Receivable (the “Seller Recourse Amount”). Any Seller Recourse Amount payable by Seller in connection with this Section 2(h) shall be paid to the Purchaser in immediately available funds within five (5) Business Days following written request by the Purchaser after such Limited Recourse Receivable has become due and payable and has not been paid by the applicable Buyer or payment thereof has been properly denied by the Credit Insurance Provider in accordance with the applicable Credit Insurance Policy. Any Seller Recourse Amount not paid when due shall accrue interest at the Discount Rate relating to the relevant Limited Recourse Receivable from the date of non-payment to the date on which all Seller Recourse Amounts owed by the Seller with respect to such Limited Recourse Amount indefeasibly paid to the Purchaser in full in immediately available funds.

(ii)    Credit Insurance. Purchaser shall maintain in effect the Credit Insurance Policy with respect to all Purchased Receivables, subject to the obligation of Seller to pay or reimburse the cost of all Credit Insurance Premiums. Seller hereby agrees to also indemnify the Purchaser for (A) any Credit Insurance Premiums and Top-up Insurance Premium owed to the Credit Insurance Provider under the Credit Insurance Policy within five (5) days of the last day of the applicable quarter(s) or calendar year (as may be specified by Purchaser to Seller), (B) any non-payment by the Credit Insurance Provider for any bona fide claims under the Credit Insurance Policy as a result of the acts or omissions of Seller, including inaccurate reporting, as may be required hereunder and/or under the Credit Insurance Policy, and (C) any failure to assist the Purchaser in filing claims in a timely manner under the Credit Insurance Policy.
3.Collection of Purchased Receivables; Administration.
(a)With respect to each Purchased Receivable, Seller shall assist the Purchaser in collecting and causing to be collected, as and when due, any and all amounts owing thereunder or on account thereof. All proceeds collected on each such Purchased Receivable, including interest, service charges and other payments in respect of or on account of such Purchased Receivable, shall be received in trust by Seller for the benefit of Purchaser and within two (2) Business Days of receipt shall be delivered to Purchaser in New York, New York or to such other branch or bank as Purchaser may from time to time designate in writing to Seller. Any such amount not so delivered to Purchaser within two (2) Business Days of Seller’s receipt shall be a default hereunder and, in addition to Purchaser’s rights under this Agreement, such amount shall bear interest from the date of its receipt by Seller until delivered to Purchaser at a rate per annum equal to two percent (2.0%) plus the MUFG Cost of Funds Rate based on a year of 360 days for the actual number of days elapsed. Seller shall maintain records of such payments and shall maintain a copy of each accepted Purchase Request and Assignment Agreement among its relevant books and records. All the services enumerated herein to be performed by Seller shall be without charge or remuneration.
(b)Seller shall, whenever Purchaser may so request, execute and deliver to Purchaser such other and additional documents related to this Agreement or the Purchased Receivables (and all Receivable Related Rights) sold hereunder and will do such other and additional acts as may reasonably be required by Purchaser to validate or protect Purchaser's right, title and interest in, to and under the Purchased Receivables (and all Receivable Related Rights) purchased by Purchaser and any rights deriving therefrom or relating thereto and to enable Purchaser to exercise and enforce its rights thereunder and hereunder.
(c)Upon the written request of Purchaser, Seller, at its own expense, will deliver to Purchaser or Purchaser’s designee a schedule of all Purchased Receivables sold and assigned to Purchaser indicating as to each such Purchased Receivable information as to the then net unpaid balance thereof and as to such other information as Purchaser may require.
(d)In the event a Purchased Receivable subject to a Discount Purchase has not been paid in full by the date that is five (5) days after the Due Date therefor (an “Overdue Receivable”), the Seller shall determine the cause of such payment delay or non-payment, including whether it is due to any disputes between Seller and the respective Buyer, and it shall deliver to the Purchaser by no later than ten (10) days after such Due Date, a certification and report (a “Non-Payment Report”) identifying the Overdue Receivable and the Buyer thereof and describing in reasonable detail the cause of such non-payment, including whether a dispute exists with respect to such Overdue Receivable, or certifying that such cause is unknown.
4.Settlement of Purchase d Receivable s.
(a)If any proposed Purchase Date shall not be a Business Day, then such Purchase Date shall be the next Business Day.
(b)All payments required under this Agreement shall be made in United States Dollars in immediately available funds.
5.Representations and Warranties.
To induce Purchaser to enter into this Agreement and to purchase trade accounts receivable, Seller warrants and represents on the date hereof and on each Transaction Request Date (except for (e) below which is made only on each Purchase Date) as follows:
(a)Seller is a corporation validly existing and in good standing under the laws of Delaware.
(b)Seller has the power and authority to enter into and perform this Agreement and to incur the obligations herein provided for. The execution, delivery and performance of this Agreement, each Transaction Request and Assignment Agreement has been duly authorized by all necessary corporate action of the Seller. No consent, approval, order or authorization or filing by or with any governmental or administrative body (including, without limitation, any governmental or administrative body of the United States of America or the Seller’s Primary Place of Business) on the part of the Seller is required to permit the Seller to perform its obligations hereunder, to confirm, secure, perfect or protect the rights of the Purchaser in the Purchased Receivables and Receivable Related Rights, or in connection with the transactions contemplated hereunder. This Agreement and any documents or instruments issued pursuant hereto, when executed and delivered, will: (i) constitute the Seller's legal, valid and binding obligations or acts, as the case may be, enforceable in accordance with their respective terms; and (ii) not violate any provision of law, any order of any court or any agency of any governmental or administrative authority or the Seller's organizational documents or any indenture, agreement or other instrument to which the Seller is a party or by which it or any of its property is bound or affected.
(c)There are no pending or threatened actions or proceedings before any court or administrative agency which may materially and adversely affect the ability of the Seller to perform its obligations hereunder.
(d)To the Seller's knowledge, no receivable referred to in the Transaction Request is, nor will be, subject to cancellation or to claimed offset, counterclaim or other defense on the part of the applicable Buyer.
(e)With regard to each Purchased Receivable, on the Purchase Date of such Purchased Receivable:
(i)Each such Purchased Receivable and applicable Receivable Related Rights is a bona fide existing and enforceable legal, valid and binding obligation of the applicable Buyer, created by an arm's-length sale of Goods by Seller to the applicable Buyer, in the ordinary course of the Seller's and the applicable Buyer's businesses;
(ii)Seller held immediately prior to the sale to the Purchaser good and valid title to the subject Purchased Receivable and the full right and authority to sell, assign, transfer and set over the same to Purchaser;
(iii)The transfer to Purchaser of each Purchased Receivable vests in Purchaser the Seller's entire right, title and interest therein and thereto (and in the Receivable Related Rights) and in and to Seller's retained interest, if any, in any property giving rise to or arising from the Purchased Receivable;
(iv)The subject Purchased Receivable and Receivable Related Rights are not subject to any sale, pledge, assignment, lien, claim, security interest or other encumbrance of any nature whatsoever (except in favor of Purchaser);
(v)(A) Seller has complied, and will comply, with all material obligations of the Seller pursuant to the applicable Contract, (B) the Seller has performed all of its obligations under the relevant Contract, including the delivery of the Goods related to the Purchased Receivable, and (C) the Buyer has accepted the Goods that are the subject of the Purchased Receivable and the payment obligation in respect of the subject Purchased Receivable is not contingent upon the Seller's fulfillment of any further obligation;
(vi)The subject Purchased Receivable has a Due Date of no more than 180 days from the date on which title to the Goods transfers in accordance with the relevant commercial Contract terms applicable to such Purchased Receivable;
(vii)Purchaser has not assumed, and shall not assume, nor be deemed to have assumed or to assume any obligations to any Buyer in any respect whatsoever regardless of whether under the applicable Contract or applicable law;
(viii)(A) No interest that will accrue on the Purchased Receivable on and after the Purchase Date shall have been paid (and to the extent included in the calculation of the Purchase Price, no interest that accrues on the Purchased Receivable prior to the Purchase Date shall have been paid); and (B) interest will continue to accrue after the Due Date at the rate set forth in the applicable Contract on any portion of the Invoice Amount that is unpaid on the Due Date until the entire unpaid amount is paid in full;
(ix)The Invoice Amount set forth in the Transaction Request has not, in whole or in part, been paid, prepaid, reduced, delayed, waived or otherwise modified, in whole or in part, or subject to a deposit, and no credits are available that may be applied by the Buyer against its obligations to pay the Purchased Receivable;
(x)With respect to Non-Discount Purchases, pursuant to the applicable Contract, upon execution by Seller and delivery to Purchaser of an Assignment Agreement, Purchaser is entitled directly to enforce against the applicable Buyer all rights and remedies with regard to the Purchased Receivable including without limitation to collect payment of the Purchased Receivable, and accrued interest thereon, on and after the Due Date;
(xi)With respect to Discount Purchases, in the event a Purchased Receivable has not been paid in full by the date that is 30 (thirty) days after its Due Date, and without prejudice to other Purchaser’s rights set forth in this Agreement, Purchaser is entitled directly to enforce against the applicable Buyer all rights and remedies with regard to the Purchased Receivable including without limitation to collect payment of the Purchased Receivable, and accrued interest thereon, on and after the Due Date; and
(xii)If such Purchased Receivable is guaranteed, such guarantee (A) is and shall remain enforceable and in effect with respect to such Purchased Receivable, and (B) guarantees the entire Invoice Amount indicated for such Purchased Receivable in the applicable Purchase Request; in each case, for so long as such Purchased Receivable remains outstanding and has not been paid in full.
(f)The Seller has all necessary licenses, permits and other privileges to allow it to own its property and to conduct its business without any violation of the rights of others except as would not reasonably be expected to result in a material adverse effect and is duly authorized, qualified and licensed under all laws, regulations, authorizations or orders of public authorities to the extent necessary to the ownership of such properties and the carrying on of such business in the places and in the manner conducted except as would not reasonably be expected to result in a material adverse effect.
(g)Neither Seller nor any of its Subsidiaries nor, to the knowledge of such Seller, any affiliate or any director, officer, agent or other Person acting on behalf of such Seller or any of its Subsidiaries (i) is a Sanctioned Person, (ii) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person or (iii) is the subject of any action or investigation under any Sanctions Laws. The applicable Buyer is not an affiliate or Subsidiary of Seller and is not a Sanctioned Person. Neither Seller nor any of its Subsidiaries nor, to the knowledge of such Seller, any director, officer, agent or other person acting on behalf of such Seller or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of Anti-Corruption Laws or Anti-Money Laundering Laws. Seller has instituted and maintains policies and procedures designed to ensure continued compliance Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.
(h)All factual information furnished by Seller to Purchaser in writing at any time pursuant to any requirement of, or furnished in response to any request of Purchaser under this Agreement (including the information in the Certification of Beneficial Owner(s)) or any transaction contemplated hereby has been, and all such factual information hereafter furnished by Seller to Purchaser will be, true and accurate in all material respects, and will not omit to state any fact material to the transactions contemplated hereby on the date as of which such information was or will be stated or certified unless such information was furnished to Seller by a third party and Seller has advised Purchaser in writing when such information was furnished to Purchaser that this representation does not apply to such information.
6.Covenants.

So long as any amounts remain to be paid by Seller or any Buyer to Purchaser with respect to any Purchased Receivable sold and assigned to Purchaser hereunder or so long as any Committed Trade Receivable is outstanding, Seller:
(a)Will notify Purchaser promptly if it becomes aware of the occurrence of any Event of Default hereunder;
(b)Will not adjust, modify, rescind, credit or cancel any Purchased Receivable sold to Purchaser hereunder or any Committed Trade Receivable (or the Receivable Related Rights for any Purchased Receivable or Committed Trade Receivable);
(c)Will promptly notify Purchaser in writing of the receipt by Seller of any note or other instrument with respect to, or in payment for, any Purchased Receivable sold to Purchaser hereunder or any Committed Trade Receivable, will hold such instrument in trust for Purchaser and at the Purchaser's request, endorse or assign and deliver the same to Purchaser;
(d)Will cause to be paid all Taxes payable by Seller at such times and in such manner as to prevent any penalty or lien from attaching to any Purchased Receivable sold to Purchaser or any Committed Trade Receivable;
(e)Will comply with all obligations of the Seller pursuant to each Contract so that in no event shall any Buyer have a bona fide defense to its obligation to pay any Purchased Receivable or Committed Trade Receivable in full as and when due or a bona fide claim to setoff, offset or counterclaim against its obligations to pay any Purchased Receivable or Committed Trade Receivable in full as and when due and the Seller further covenants and agrees that the representations and warranties of the Seller set forth in Section 5(e) of this Agreement will continue to be true and complete in all material respects subsequent to the applicable Purchase Date with regard to each Purchased Receivable sold to Purchaser pursuant to this Agreement through and until such time as each such Purchased Receivable has been paid in full; and
(f)Seller will not directly or indirectly use the proceeds of any payments made by Purchaser hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, (ii) in any other manner that would result in Seller or the Purchaser being in violation of Sanctions Laws or Anti-Money Laundering Laws or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws. Seller will maintain in effect policies and procedures designed to promote compliance by Seller, its Subsidiaries, and their respective directors, officers, employees, and agents with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.
(g)Seller shall promptly notify Purchaser of any change in the information provided in the Beneficial Ownership Certification for the Seller that would result in a change to the list of beneficial owners identified therein.
7.Conditions Precedent.
The obligations of Purchaser to purchase trade accounts receivable on any Purchase Date shall be subject to the requirements of Section 2 and to the following conditions precedent:

(a)Seller shall have duly delivered to Purchaser on or before the initial Purchase Date the following, each in form and substance satisfactory to the Purchaser:
(i)A counterpart original of this Agreement, duly executed by the Seller;
(ii)A certified copy of the resolutions of the Board of Directors of the Seller, authorizing the execution, delivery and performance of this Agreement and other matters contemplated hereby, and a certified copy of all documents evidencing other necessary corporate action and approvals, if any, with respect to this Agreement; and
(iii)A certificate of the Seller's corporate secretary or other authorized officer, dated on or about the date hereof, as to the incumbency and signatures of the officers of the Seller authorized to sign this Agreement, the Transaction Requests and the Assignment Agreements; and
(iv)A legal opinion of counsel to Seller, in respect of the validity and enforceability of this Agreement, as well as to the due formation, valid existence and good standing of Seller, and due power and authority of Seller to enter into, and perform each transaction contemplated by, this Agreement and the Purchase Documents to which it is a party, in form and substance satisfactory to Purchaser.
(v)a Certification of Beneficial Owner(s), if required under the Beneficial Ownership Rule, and documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-money Laundering Laws, including the Patriot Act.
(b)The following statements shall be correct on and as of each Transaction Request Date:
(i)All representations and warranties contained in Section 5 (other than the representations and warranties set forth in Section 5(e) with respect to the applicable Purchased Receivable, which are made only as of the applicable Purchase Date) are true and correct on and as of such Transaction Request Date as though made on and as of such date;
(ii)No event has occurred and is continuing or would result from the sale to be made on such Transaction Request Date that constitutes a Seller Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and
(iii)The applicable Transaction Request and Request Documents are true, accurate and complete.
(c)The following statements shall be correct on and as of each Purchase Demand:
(i)All representations and warranties contained in Section 5(e) with respect to the applicable Purchased Receivable are true and correct on and as of such Purchase Date as though made on and as of such date;

(ii)No event has occurred and is continuing or would result from the sale of the applicable Purchased Receivable that constitutes a Seller Event of Default with respect to the applicable Purchased Receivable;
(iii)The applicable Purchase Documents are true, accurate and complete in all material respects; and
(iv)The purchase of the trade account receivable by the Purchaser shall not be prohibited under the foreign assets control regulations of the United States Treasury Department (including, without limitation, transactions that involve money laundering or transactions with nations subject to economic sanctions imposed by the United States) or under the Patriot Act or regulations promulgated thereunder.
8.Seller Default.
(a)Seller Events of Default. The occurrence of any one or more of the following events shall constitute an event of default by Seller (a “Seller Event of Default”) hereunder:
(i)Seller (A) shall fail to pay when due any amount payable by Seller to Purchaser under this Agreement or (B) shall fail to observe or perform any other covenant, agreement or obligation to be observed or performed by it hereunder and, in the case of a failure described in clause (B), such failure shall continue for ten (10) Business Days after written notice thereof from Purchaser.
(ii)Any financial statement, representation, warranty or certificate made or furnished by Seller to Purchaser pursuant to or in connection with this Agreement, or in any separate statement or document delivered hereunder to Purchaser, shall be materially false, incorrect or incomplete when made.
(iii)Seller shall become insolvent or unable to pay its debts as they mature.
(iv)A bankruptcy, insolvency, moratorium, reorganization or similar case or proceeding concerning the Seller under any act or law, or for liquidation or preservation of assets, shall be commenced by Seller, or shall be commenced against Seller and shall not be discharged within thirty (30) days of its commencement.
(v)Any proceedings shall be instituted for the dissolution or the liquidation of Seller, and such proceedings shall not be discharged within thirty (30) days of their commencement; or Seller shall discontinue business in its entirety, shall materially change the nature of its business or a majority of the equity interests (such as capital stock) of the Seller shall be sold or transferred.
(vi)Seller shall take corporate action necessary to authorize or further any one or more of the events described in clauses (iv) or (v) of this Section.
(b)Certain Actions That Purchaser May Take After a Seller Event of Default. Upon the occurrence of any Seller Event of Default, Purchaser may:

(i)Terminate any obligation to purchase Committed Trade Receivables or other trade accounts receivable hereunder; and
(ii)Exercise any other rights and remedies with respect to present and future liabilities and obligations of Seller to Purchaser, whether or not for the payment of money, as are provided herein, as well as those provided by law or equity.
(c)Delivery of Documents. Upon the occurrence of an Event of Default, the Seller shall, within two (2) Business Days of Purchaser's request, deliver to Purchaser or its designee the originals or certified copies of all documents evidencing or relating to any Purchased Receivable (and all Receivable Related Rights) sold to Purchaser hereunder that were not previously delivered to Purchaser or the applicable Buyer.
(d)Repurchase Obligation. In addition to the rights of Purchaser pursuant to Sections 8(b), 8(c) and 9, upon the occurrence of a Specified Event of Default the Purchaser shall have the right to require the Seller to repurchase all or, in Purchaser’s sole discretion, a portion of the Purchased Receivables as follows:
(i)The Seller shall, within five (5) Business Days of written notice by the Purchaser, repurchase from the Purchaser such Purchased Receivable designated by the Purchaser at any time after a Specified Event of Default at a price (the “Repurchase Price”) equal to (A) the sum of (1) the Purchase Price paid by the Purchaser for the Purchased Receivable minus (2) the aggregate collections on the Purchased Receivable received by the Purchaser (the “Outstanding Balance”), plus (B) (i) in the case of a Purchased Receivable acquired as a Discount Purchase (x) if the repurchase is being effected on or prior to the Due Date of such Purchased Receivable, the amount of the applicable Discount or (y) if the repurchase is being effected following the Due Date of such Purchased Receivable, the amount of the applicable Discount plus interest on the Outstanding Balance for such Purchased Receivable from the Due Date of the Purchased Receivable to the date on which the Purchaser receives payment of the Repurchase Price, at a rate equal to the Adjusted Applicable Rate from time to time in effect or (ii) in the case of a Purchased Receivable acquired as a Non-Discount Purchase, interest on the Outstanding Balance for such Purchased Receivable from the Purchase Date of the Purchased Receivable to the date on which the Purchaser receives payment of the Repurchase Price, at a rate equal to the Adjusted Applicable Rate from time to time in effect.
(ii)Upon receipt by the Purchaser of the Repurchase Price, the repurchased Purchased Receivable shall be deemed sold by the Purchaser to the Seller without recourse, representation or warranty, except that the Purchaser represents that the repurchased Purchased Receivable will be free and clear of liens, encumbrances and security interests of any kind or nature whatsoever created by or through the Purchaser.
(iii)Notwithstanding anything herein to the contrary, to the extent that a Buyer makes a bona fide claim to setoff or offset against a Purchased Receivable, Seller, in its sole discretion, may cure a Specified Event of Default caused by such setoff or offset (the “Cure Right”) by making a cash payment to Purchaser equal to the amount of such setoff or offset (the “Cure Amount”); provided, however that to the extent that Buyer subsequently makes a payment in excess of the Invoice Amount plus any accrued interest thereon minus the Cure Amount, Purchaser shall promptly remit to Seller (or if delivered to Seller, Seller shall be entitled to retain) such excess, up to the Cure Amount.
9.Indemnification of Purchaser.
(a)The Seller agrees to indemnify, defend and hold the Purchaser harmless from and against any and all losses, liabilities, damages, judgments, claims, deficiencies, interest, costs or expenses (including interest, court costs, penalties, attorneys' fees and disbursements and amounts paid in settlement) (collectively, “Losses”) incurred by Purchaser arising out of or by reason of (a) a Seller Event of Default or (b) any investigation, litigation or other proceedings brought or threatened, arising out of or based on the actions or activities of the Seller except to the extent such Losses are the sole result of Purchaser’s gross negligence or willful misconduct.
(b)Without limiting the obligations of the Seller pursuant to Section 9(a) above, Seller shall pay to Purchaser an amount equal to all of Purchaser's reasonable documented out-of-pocket costs and expenses (including reasonable documented out-of-pocket legal fees) incurred or paid subsequent to the occurrence of a Seller Event of Default in connection with the interpretation, administration or enforcement of this Agreement, accepted Purchase Requests and Assignment Agreements.
(c)The obligations of the Seller under this Section 9 shall survive the termination of this Agreement.
10.Miscellaneous.
(a)Term and Termination. This Agreement shall be effective as of the date first written above for a period of one (1) year, which period shall be automatically renewed thereafter unless earlier terminated (i) by either party upon at least thirty (30) days prior written notice to the other; or (ii) immediately upon notice from Purchaser upon the occurrence and during the continuance of any Seller Event of Default.
(b)Successors and Assigns. The covenants, representations, warranties and agreements herein set forth shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. The Seller shall not assign any of its rights or obligations hereunder without the prior written consent of the Purchaser.
(c)Interpretation. This Agreement shall not be interpreted by reference to any of the titles or headings to the sections or paragraphs of this Agreement, which have been utilized for convenience only and are not deemed a part thereof. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of such provision shall not be affected thereby.
(d)Addresses.

(i)All communications relative hereto from Purchaser to Seller shall be made to Seller at its offices at:
Twin Eagle Resource Management, LLC
8847 West Sam Houston Parkway N.
Houston, TX 77040
Attn: Larry Leverett
(ii)All communications relative hereto from Seller to Purchaser shall be made to Purchaser at:
MUFG Bank, Ltd.
1251 Avenue of the Americas
New York, NY 10020-1104
Attn: Leah Kachelmacher
Email: [*]
(iii)Notwithstanding the foregoing, communications between the parties in the performance and administration of this Agreement, including the transmission of Transactions Requests and acceptances and Purchase Documents, may be made by means of electronic communications and transmission of pdf copies of the relevant documents as established and agreed to by the parties in the course of the performance of this Agreement.
(e)Further Assurance. From time to time, Seller and Purchaser will execute and deliver to the other such additional documents as may reasonably be required to effectuate the purposes hereof.
(f)Enforcement and Waivers. Purchaser shall have the right at all times to enforce the provisions of this Agreement and all other documents required hereunder, in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Purchaser in refraining from so doing at any time or times. The failure of Purchaser at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Purchaser are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy. Seller hereby waives any failure or delay on the Purchaser's part in asserting or enforcing any of its rights with respect to any Purchased Receivable or Committed Trade Receivable, or in making any claims or demands hereunder.
(g)Entire Agreement. This Agreement constitutes the entire agreement between the parties with regard to the Purchased Receivables and Committed Trade Receivables, superseding all prior agreements with regard to the Purchased Receivables and Committed Trade Receivables, and may be amended only by a writing signed on behalf of each party.
(h)GOVERNING LAW; JURISDICTION; WAIVER OF IMMUNITY. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING (WITHOUT LIMITATION) MATTERS OF VALIDITY, CONSTRUCTION AND

PERFORMANCE. THE SELLER AND PURCHASER EACH HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND TO THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. THE SELLER AGREES THAT SERVICE OF PROCESS MAY BE MADE ON IT BY DELIVERY BY CERTIFIED OR REGISTERED MAIL (AIRMAIL IF SELLER IS NOT LOCATED IN THE UNITED STATES OF AMERICA), RETURN RECEIPT REQUESTED, OR COURIER OR OVERNIGHT DELIVERY SERVICE, TO THE SELLER'S ADDRESS AS THEN SHOWN ON THE RECORDS OF THE PURCHASER. THE SELLER REPRESENTS, WARRANTS AND AGREES THAT IT IS NOT ENTITLED TO, AND TO THE EXTENT IT HEREAFTER BECOMES SO ENTITLED, HEREBY WAIVES ANY IMMUNITY, SOVEREIGN OR OTHERWISE, WITH RESPECT TO ITSELF AND ITS PROPERTY FROM JURISDICTION, SERVICE, ATTACHMENT (BOTH BEFORE AND AFTER JUDGMENT) AND EXECUTION IN LEGAL PROCEEDINGS WHEREVER COMMENCED TO ENFORCE OR COLLECT UPON THIS AGREEMENT.
(i)Place of Payment; Taxes. All amounts payable under this Agreement shall be paid in New York, New York (or to such other location as the payee may direct in writing and reasonably acceptable to payor) in lawful money of the United States of America and in immediately available funds. All amounts paid to the Purchaser by the Seller shall be paid free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, or liabilities with respect thereto, of any nature whatsoever now or hereafter imposed by any government or any political subdivision or taxing authority thereof, excluding those on the income, gross receipts or net worth of the Purchaser, and excluding franchise taxes of the Purchaser, imposed by Japan or the United States of America, or any political subdivision thereof (such non-excluded amounts referred to as the “Taxes”), and shall be made to the following account:
Bank:    [*]
ABA No::    [*]
Account No.:    [*]
Account Name:     [*]
Reference:    [*]
Swift Code:    [*]
In the event that the Seller is compelled for any reason to deduct or withhold any Tax from amounts payable by the Seller to the Purchaser hereunder, it shall pay to the Purchaser such amounts (after giving effect to all payment of Taxes on all additional payments to be made hereunder) as will result in the receipt by the Purchaser of the amount the Purchaser would have received had no such Taxes been deducted or withheld. In addition to the foregoing, the Seller shall pay any present or future stamp, documentary Taxes, value added or any other excise or property Taxes, charges or similar levies imposed by any jurisdiction in which the Seller is located or as a result of the execution, delivery or registration of, or otherwise with respect to, this Agreement. This paragraph shall survive termination of this Agreement.
(j)Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder by the Seller in United States Dollars into another currency, the

Seller agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Purchaser could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Seller in respect of any sum due from it to the Purchaser hereunder shall, notwithstanding any payment in any other currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that on the Business Day following receipt by the Purchaser of any sum adjudged to be so due in such other currency the Purchaser may in accordance with normal banking procedures purchase United States Dollars with such other currency. If the United States Dollars so purchased are less than the sum originally due to the Purchaser in United States Dollars, the Seller agrees, as a separate and independent obligation and notwithstanding any such payment, to indemnify the Purchaser against such loss. This paragraph shall survive termination of this Agreement.
(k)JURY WAIVER. SELLER AND PURCHASER WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY COUNTER-CLAIM, OFFSET OR DEFENSE) ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
(l)Patriot Act Notice. The Purchaser hereby notifies the Seller that pursuant to the requirements of the Patriot Act, the Purchaser may be required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow the Purchaser to identify the Seller in accordance with the Patriot Act. The Seller shall provide such information and take such actions as are reasonably requested by the Purchaser in order to assist the Purchaser in maintaining compliance with the Patriot Act, the Beneficial Ownership Rule or other applicable Anti-Corruption Laws or Anti-money Laundering Laws.
(m)Counterparts. This Agreement may be signed in separate counterparts (including electronic of pdf copy signatures), each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.
EXCEPT FOR COMMITTED TRADE RECEIVABLES FOR WHICH THE COMMITMENT FEE HAS BEEN DULY PAID, THIS AGREEMENT DOES NOT AND IS NOT INTENDED TO CONSTITUTE OR INCLUDE A LEGALLY BINDING COMMITMENT BY THE PURCHASER TO PURCHASE ANY ACCOUNT RECEIVABLE OR TO EXTEND CREDIT TO THE SELLER AND THE PURCHASE OF ACCOUNTS RECEIVABLE CONTEMPLATED HEREBY IS UNCONDITIONALLY CANCELLABLE BY THE PURCHASER AT ANY TIME, WITHOUT CAUSE AND WITHOUT ANY PRIOR NOTICE OF ANY KIND TO THE SELLER. WITHOUT LI-MITING THE GENERALITY OF THE FOREGOING, EACH DECISION BY PURCHASER TO ACCEPT A TRANSACTION REQUEST HEREUNDER IS SUBJECT TO THE PRIOR APPROVAL OF THE PURCHASER'S CREDIT COMMITTEE OR THE OFFICER OR OFFICERS OF THE PURCHASER TO WHOM AUTHORITY FOR SUCH APPROVAL HAS BEEN GRANTED; SUCH APPROVAL MAY BE GRANTED OR WITHHELD IN THE SOLE DISCRETION OF THE APPROPRIATE PARTY, REGARDLESS OF ANY PRIOR DEALINGS OR COURSE OF CONDUCT.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Twin Eagle Resource Management, LLC

By: Larry B. Leverett
Name: Larry B. Leverett
Title: EVP, CFO

By: /s/ Tom Godbold
Name: Tom Godbold
Title: EVP, General Counsel

MUFG BANK, LTD.
By: /s/
Name:
Title:

EXHIBIT A
PURCHASE REQUEST FOR DISCOUNT PURCHASE No [    ]
(to be issued on Seller’s headed paper)
To: MUFG BANK, LTD.
1251 Avenue of the Americas
New York, New York USA 10020-1104
Attn: [•]

We refer to the Uncommitted Trade Receivables Purchase Agreement (as amended from time to time, the “Agreement”) dated as of February 17, 2022, between MUFG Bank, Ltd. (the “Purchaser”) and Twin Eagle Resource Management, LLC (the “Seller”).
We hereby designate the trade account receivables described in Schedule A, attached hereto, and evidenced by the enclosed documents as trade account receivables that we are offering to sell in accordance with the terms of the Agreement. Capitalized terms used but not otherwise defined in this Purchase Request shall have the meanings ascribed to such terms in the Agreement.
We enclose the Request Documents for such trade account receivable and warrant to Purchaser on the date hereof and on the Purchase Date that:
(i)the Request Documents are true and accurate copies of the originals and any originals (including any promissory notes or other instruments relating to the trade account receivable) that have been or will be delivered to the Purchaser by or on behalf of the Seller are or will be true and correct originals thereof;
(ii)there are no overdue payments from the Buyers listed in Schedule A attached hereto to Seller under the subject Contract;
(iii)there are no outstanding disputes between the Buyers listed in Schedule A attached hereto and Seller which will entitle such Buyer to refuse complete and timely performance under the subject Contract and, to the Seller’s knowledge there is no defense, offset or counterclaim on the part of such Buyer, to the payment on the Due Date of the proceeds of the sale and other payments due to Seller from such Buyer in connection with the trade account receivable and other Receivables Related Rights;
(iv)its execution and delivery of this Purchase Request and the performance of its obligations hereunder remain duly authorized by all necessary action on its part as of the date hereof;
(v)the representations and warranties made by Seller under the Agreement and this Purchase Request are correct as of the date hereof as though made on and as of this date; and
(vi)the Seller’s right, title and interest in and to each trade account receivables and Receivable Related Rights described herein are assignable by the Seller in accordance with the provisions of the Agreement and applicable Request Documents and Purchase Documents.

Known adjustments, discounts, offsets and deductions: __.
The Purchase Date shall be [•].
On the Purchase Date, please pay the Purchase Price to our account as follows:

Bank:
ABA No.:
Account No.:
Account Name:
Ref.:

If this Purchase Request is accepted by Purchaser, Purchaser will purchase the trade account receivables described and solely on the terms set forth in Schedule A hereto and Seller hereby sells, assigns and transfers over to Purchaser, as of the Purchase Date, all right, title and interest in and right to the trade account receivables described in Schedule A hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has delivered this Purchase Request as of the date set forth below.

Twin Eagle Resource Management, LLC
As Seller

By:
Name:
Title:

Dated: [•]

SCHEDULE A
Discounted Receivables
Seller: TWIN EAGLE RESOURCE MANAGEMENT, LLC

Buyer	Invoice Amount (USD)	Limited Recourse Percentage (if applicable)	Limited Recourse Amount (if applicable)	Due Date	Applicable Margin Rate	Discount	Purchase Price	Purchase Date	Cost of Funds Rate	Guarantor (if applicable)

Other required Purchase Documents:     .

Initials of Seller:

EXHIBIT B
COMMITMENT REQUEST FOR NON-DISCOUNT PURCHASE
(to be issued on Seller’s headed paper)

To: MUFG BANK, LTD.
1251 Avenue of the Americas
New York, New York USA 10020-1104
Attn: [•]
Fax: [•]

We refer to the Uncommitted Trade Receivables Purchase Agreement (as amended from time to time, the “Agreement”) dated as of February 17, 2022, between MUFG Bank, Ltd. (the “Purchaser”) and Twin Eagle Resource Management, LLC (the “Seller”), and hereby designate the trade account receivables described in Schedule A, attached hereto, and evidenced by the enclosed documents as a trade account receivable that we may sell in accordance with the terms hereof and of the Agreement. Capitalized terms used but not otherwise defined in this Commitment Request shall have the meanings set forth in the Agreement.

We enclose the Request Documents for such trade account receivable and warrant to Purchaser on the date hereof that:

(i)the Request Documents are true and accurate copies of the originals;
(ii)there are no overdue payments from the Buyer to Seller under the subject Contract; and
(iii)there are no outstanding disputes between the Buyer and Seller which will entitle the Buyer to refuse complete and timely performance under the subject Contract.

To the extent this Commitment Request is accepted by the Purchaser by execution below, on the Purchase Date set forth in a Purchase Demand, Purchaser will purchase the trade account receivables described and on the terms set forth in Schedule A hereto subject to adjustment as as may be agreed by the Parties in writing.

The Commitment Date shall be: [•]
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has delivered this Commitment Request as of the date set forth below.

Dated: [•]

Twin Eagle Resource Management, LLC

By:
Name:
Title:

[ON THE REVERSE]

Dated: [•]
MUFG BANK, LTD. hereby agrees to purchase the trade account receivables described herein as a Non-Discount Purchase on the following terms:

Applicable Margin Rate:[•]
Commitment Fee: [•]
Purchase Price: [•]

MUFG BANK, LTD.

By:
Name:
Title:

SCHEDULE A
to
Commitment Request for Non-Discounted Receivables
Seller: TWIN EAGLE RESOURCE MANAGEMENT, LLC

Buyer	Invoice Amount (USD)	Limited Recourse Percentage (if applicable)	Limited Recourse Amount (if applicable)	Due Date	Applicable Margin Rate	Discount	Purchase Price	Final Permitted Demand Date	Cost of Funds Rate	Guarantor (if applicable)

Other required Purchase Documents:

Initials of Seller:

EXHIBIT C
DEMAND FOR NON-DISCOUNT PURCHASE
(to be issued on Seller’s headed paper)

To: MUFG BANK, LTD.
1251 Avenue of the Americas
New York, New York USA 10020-1104
Attn: [•]
We refer to the Uncommitted Trade Receivables Purchase Agreement (as amended from time to time, the “Agreement”) dated as of February 17, 2022, between MUFG Bank, Ltd. (the “Purchaser”) and Twin Eagle Resource Management, LLC (the “Seller”), and demand that the Committed Trade Receivable described below [and evidenced by the enclosed documents] be purchased by you or your designee on or before the Purchase Date set forth below. Capitalize d terms used but not otherwise defined in this Purchase Demand shall have the meanings set forth in the Agreement.

1.The Commitment Date for the subject Committed Trade Receivables was dated: [•].

2.The Purchase Date for the Committed Trade Receivables is as set forth on Schedule A hereto together with the following terms applicable to such Committed Trade Receivables on the Commitment Date,

a.Buyer
b.Invoice Amount
c.Due Date
d.Final Permitted Demand Date
We enclose the Purchase Documents for such trade account receivable and warrant to Purchaser on the date hereof that:

(i)the Purchase Documents are true and accurate copies of the originals; and
(ii)the representations and warranties set forth in Section 5(e) of the Agreement are true and correct as of the Purchase Date.
On the Purchase Date, please pay the Purchase Price to our account as follows:

Bank:
ABA No.:
Account No.:
Account Name:
Ref.:

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has delivered this Purchase Demand as of the date set forth below.

Dated: [•]

Twin Eagle Resource Management, LLC

By:
Name:
Title:

SCHEDULE A
to
Purchase Demand for Non-Discounted Receivables
Seller: TWIN EAGLE RESOURCE MANAGEMENT, LLC

Buyer	Invoice Amount (USD)	Limited Recourse Percentage (if applicable)	Limited Recourse Amount (if applicable)	Due Date	Applicable Margin Rate	Commitment Fee	Purchase Price	Final Permitted Demand Date	Cost of Funds Rate	Guarantor (if applicable)

Other required Purchase Documents:

Initials of Seller:

EXHIBIT D

    THIS ASSIGNMENT AGREEMENT (this “Assignment”) is dated as of ________, 20 , and made between:
(1)Twin Eagle Resource Management, LLC, a company organized under the laws of Delaware, with an address of 8847 West Sam Houston Parkway N., Houston, TX 77040 (the “Assignor”) and
(2)MUFG BANK, LTD., a Japanese banking corporation with an office at 1251 Avenue of the Americas, new York, New York 10020 (the “Assignee”).
WHEREAS, the Assignor and Assignee are parties to that certain Uncommitted Trade Receivables Purchase Agreement made as of the [•] day of [•], 202[•] (as amended to date, the “Purchase Agreement”);
WHEREAS, pursuant to the Purchase Agreement, the Assignor has delivered on or about ___, 20[•] a Transaction Request (the “Transaction Request”) to the Assignee specifying a particular trade account receivable that Assignor wishes to sell to Assignee with an Invoice Amount of $___ (the “Purchased Receivable”) in connection with the sale to [•] of ___ barrels of _____________ (the “Sale”) pursuant to a contract of sale (the “Contract”) between Assignor and [•] (the “Buyer”);
WHEREAS, the Assignor is prepared, on the terms and subject to the conditions set forth in the Purchase Agreement, to sell and assign to the Assignee all of the Assignor’s right, title and interest in the Purchased Receivable, including the proceeds of the Sale and other payments due to Assignor from Buyer in connection with the Purchased Receivable (the “Sale Proceeds”), all interest that may accrue on the Purchased Receivable on and after the date hereof (and prior to the date hereof if included in the calculation of the Purchase Price), all Receivable Related Rights including all of the Assignor’s right, title and interest under the Contract with regard to the Purchased Receivable, including the right to enforce the payment by Buyer of the Sale Proceeds pursuant to the Contract (collectively the Purchased Receivable, Sale Proceeds, interest, Receivable Related Rights and rights under the Contract, the “Assigned Rights”); and
WHEREAS, the Assignee is prepared, on the terms and subject to the conditions set forth in the Purchase Agreement, to purchase and take an assignment of the Assigned Rights;
NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:
SECTION 1. Definitions. Capitalized terms used in this Assignment that are not defined in this Assignment shall have the meaning set forth in the Purchase Agreement.
SECTION 2. Sale and Assignment.
(a)In consideration of the payment by the Assignee to Assignor of the Purchase Price for the subject Purchased Receivable, the Assignor hereby sells, assigns and transfers to the Assignee all of the Assigned Rights and the Assignee hereby purchases and takes an assignment of all of the Assigned Rights.
(b)All interest on the Purchased Receivable which is accrued and unpaid for the period prior to the date hereof shall be for the benefit of the Assignor unless included in the calculation of the Purchase Price, then, in such event, it shall be for the benefit of the Assignee.
SECTION 3. Representations and Warranties. The Assignor represents and warrants to the Assignee that:
(a)Its execution and delivery of this Assignment and the performance of its obligations hereunder remain duly authorized by all necessary action on its part as of the date hereof.
(b)The representations and warranties made by Assignor under the Purchase Agreement and the Transaction Request are correct as of the date hereof as though made on and as of this date.
(c)The Assignor’s right, title and interest in and to the Assigned Rights is assignable by the Assignor in accordance with the provisions of this Assignment.
(d)To the Assignor’s knowledge there [is][was] no defense to the payment on the Due Date of the Sale Proceeds and other Assigned Rights and there is no offset or counterclaim on the part of [•] with regard to the Assigned Rights.
(e)Any originals (including any promissory notes or other instruments relating to the Purchased Receivable) that have been or will be delivered to the Assignee by or on behalf of the Assignor are or will be true and correct originals thereof.
SECTION 4. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
SECTION 5. Amendment or Waiver. This Assignment may not be amended, supplemented or modified except by an instrument in writing signed by each party hereto. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder.
SECTION 6. Purchase Agreement. This Assignment is made pursuant to the Purchase Agreement and is subject to the terms and conditions of the Purchase Agreement.
SECTION 7. Severability; Counterparts. If any provision contained in this Assignment shall be held to be void, illegal or unenforceable, it shall be deemed severable from the remaining provisions hereof which shall remain in full force and effect. This Assignment may be signed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be executed and delivered by its duly authorized officers.

Assignor
TWIN EAGLE RESOURCE MANAGEMENT, LLC

By:
Name:
Title:

By:
Name:
Title:

Assignee
MUFG BANK, LTD.

By:
Name:
Title: